PROSPECTUS SUPPLEMENT
Filed Pursuant to Rule 424(b)(3)
Registration No. 333-164041

$10,000,000

This Prospectus Supplement is being furnished to update the information regarding placement agent compensation and proceeds to us set forth in the supplement, dated February 3, 2010, to our Prospectus dated January 14, 2010.

	Price Per Common Stock	Total
Public Offering Price for Common Stock	$10.00	$1,000,000
Placement Agent Fees	$0.60	600,000
Proceeds, Before Expenses, To Us	$9.40	9,400,000
Net proceeds to us after placement agent fees and estimated expenses of $50,000		$9,350,000

All amounts presented in the Plan of Distribution on page S-13 of the Prospectus Supplement dated February 3, 2010, which are not consistent with the above tables are superseded by the above table

Investing in our Common Stock involves risks. See “RISK FACTORS” beginning on page S-8 of the prospectus supplement dated February 3, 2010 and in the documents incorporated by reference herein for a discussion of factors you should carefully consider before buying shares of our Common Stock.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Rodman & Renshaw, LLC
The date of this prospectus supplement is February 5, 2010

TABLE OF CONTENTS

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may provide to you. We have not, and the placement agent has not, authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. You should not assume that any information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates thereof.

It is important for you to read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein before making an investment decision. Please carefully read this prospectus supplement, the accompanying prospectus and the information contained in the documents referred to under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering. The second part is the accompanying prospectus, which provides general information about us and our securities, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a Registration Statement that we have filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process.

Both this prospectus supplement and the accompanying prospectus include important information about us, our Common Stock, and other information you should know before investing in our Common Stock  This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described below under the captions “WHERE YOU CAN FIND MORE INFORMATION” and “INFORMATION INCORPORATED BY REFERENCE” before investing in our Common Stock.

Except as otherwise indicated by the context, all references in this prospectus to (i) “SORL,” “we,” “us,” “our,” “our Company,” or “the Company” are to SORL Auto Parts, Inc., a Delaware corporation, and its consolidated subsidiaries; (ii) “Securities Act” are to the Securities Act of 1933, as amended; (iii) “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (iv) “China” and “PRC” are to the People’s Republic of China.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file with the SEC are available to the public from the SEC’s Internet site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available through our Internet site at http://www.sorl.cn.  The information on the SEC Internet site and on our Internet site is not a part of this prospectus supplement. You may also read and copy any document we file with the SEC by visiting the SEC’s Public Reference Room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed March 30, 2009;
•	Our amendment to our Annual Report, on Form 10-K/A, for the fiscal year ended December 31, 2008, filed April 1, 2009;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed on May 13, 2009;
•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed on August 13, 2009;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed on November 13, 2009;
•	Our definitive proxy statement related to our 2009 annual meeting of stockholders held on June 10, 2009, filed April 20, 2009;

•
The description of our common stock contained in our registration statement on Form 8-A, filed on April 30, 1984, and any amendment or report filed for the purpose of updating that description.  An updated description of our capital stock is included in this prospectus under “Description of Common Stock” and “Description of Preferred Stock.”

•
Our Current Reports on Form 8-K dated June 23, 2009, October 16, 2009 and January 20, 2010, and the amendments to our current reports on Form 8-K dated October 16, 2009and January 20, 2010, filed on October 30, 2009 and January 21, 2010 respectively.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus and any or all of the information that has been incorporated by reference in this prospectus at no cost by writing or calling us at our mailing address and telephone number: Mr. Zili Chen, SORL Auto Parts, No. 1169 Yumeng Road, Ruian Economic Development District, Ruian City, Zhejiang Province, People’s Republic of China, telephone number 86-577-65817720. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PROSPECTUS SUPPLEMENT SUMMARY

     You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement and in the accompanying prospectus, including the information incorporated by reference in each. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. You should pay special attention to the “RISK FACTORS” section beginning on page S-  of this prospectus supplement, “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is incorporated by reference herein, and the risks described in the other documents incorporated by reference herein to determine whether an investment in shares of our Common Stock is appropriate for you.

SORL AUTO PARTS, INC.

We develop, manufacture and distribute automotive air brake systems to automotive original equipment manufacturers, or OEMs, and the related aftermarket both in China and internationally. Installed on the chassis, air brake systems include a collection of various air brake components using compressed air and functioning as the execution device for service braking and parking braking. The Company’s products are principally used in commercial vehicles weighing over three tons, such as trucks and buses. Air brake systems are critical components that ensure driving safety.

We are located in Ruian City, Zhejiang Province, PRC.  Our main products include spring brake chambers, clutch servos, air dryers, and main valves and manual valves, all of which are widely used in the brake systems for various types of commercial vehicles.  Reliable functioning of those valves is critical to safety both when driving and parking.

Our principal Chinese OEM customers include FAW Group Corporation, Dongfeng Axle Co., Ltd. and Beiqi Foton Motor Company.  In the aftermarket, we have a sales network of 28 authorized distributors covering seven regions in China.  We are seeking to export more of our products to the international market and presently provide products to customers in the United Arab Emirates, Australia and the United States.  Recently, we began selling products in India and, in the fourth quarter of 2009, we established a joint venture in Hong Kong for the purpose of enhancing our international marketing efforts.

The Offering

We expect to use the net proceeds we receive from the sale of the securities offered by this prospectus supplement and the accompanying prospectus for general corporate purposes, which may include, among other things:

Issuer	SORL Auto Parts, Inc.

Common Stock offered	Up to 1,000,000 shares of our Common Stock, at a purchase price of $10.00 for each share of Common Stock. All shares of our Common Stock which are the subject of the offering will be issued from Common Stock that is authorized but unissued.

Use of proceeds	We expect to use the net proceeds we receive from the sale of the securities offered by this prospectus supplement and the accompanying prospectus for general corporate purposes, which may include, among other things:
	•	acquisitions;
	•	working capital;
	•	capital expenditures;
	•	research and development expenditures; and
	•	investments.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.  Pending any specific application, we may initially invest funds in short-term marketable securities.

Risk factors	An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, in our prospectus dated January 12, 2010, and in our other filings with the SEC and incorporated by reference in this prospectus supplement. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

NASDAQ symbol	SORL

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, in our prospectus dated January 12, 2010, and in our other filings with the SEC and incorporated by reference in this prospectus supplement.  Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Risks Relating to This Offering

We have broad discretion in how we use the proceeds of this offering, and we may use the proceeds in ways that do not enhance the value of our Common Stock.
Although we describe under the caption “USE OF PROCEEDS” our currently intended use of the net proceeds from this offering, we will have significant flexibility in using the net proceeds. We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. You will be relying on the judgment of our management and our Board of Directors with regard to the use of the net proceeds, and you will not have the opportunity, before making your investment decision, to assess whether the proceeds will be used appropriately. It is possible that our use of the net proceeds will not benefit our business or enhance the value of our Common Stock.

Risks Relating to Our Common Stock

Shares of our Common Stock represent equity interests in SORL and are subordinate to all of our existing and future indebtedness.  We have never paid and do not expect to pay dividends on our Common Stock, and there is no limitation on the amount of indebtedness we and our subsidiaries may incur in the future.

Shares of our Common Stock are equity interests in SORL and, as such, rank junior to any indebtedness of SORL now existing or created in the future, as well as to the rights of any preferred shares that may be issued in the future.  Dividends on our Common Stock are payable only when, as and if authorized and declared by our Board of Directors and depend on, among other things, our results of operations, financial condition, debt service requirements, other cash needs and any other factors our Board of Directors deems relevant.

We have not imposed any limit the amount of debt or other obligations we or our subsidiaries may incur in the future. Accordingly, we and our subsidiaries may incur substantial amounts of debt and other obligations that will rank senior to our Common Stock or to which the Common Stock will be structurally subordinated.

The trading price of our Common Stock may fluctuate significantly and this may make it difficult for you to resell the Common Stock when you want or at prices you find attractive.
The trading price of our Common Stock will likely continue to fluctuate in response to a number of factors, most of which are beyond our control. The trading price of our Common Stock may also be affected by conditions that generally affect the financial markets, including the recent volatility of the trading markets. These conditions may result in: (1) fluctuations in the trading prices of shares generally and, in turn, our Common Stock; and (2) sales of substantial amounts of our Common Stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. These broad market fluctuations may adversely affect the trading price of our Common Stock. A significant decline in our share price could result in substantial losses for shareholders and could lead to costly and disruptive securities litigation.

There may be future sales of additional Common Stock or preferred shares or other dilution of our equity, which may adversely affect the trading price of our Common Stock.

We are not restricted from issuing additional Common Stock or preferred shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or preferred shares or any substantially similar securities. The per share trading price of our Common Stock could decline as a result of sales by us of a large number of Common Stock or preferred shares or similar securities in the market or the perception that such sales could occur.

USE OF PROCEEDS

We expect to use the net proceeds we receive from the sale of the securities offered by this prospectus supplement and the accompanying prospectus for general corporate purposes, which may include, among other things:

•	acquisitions;
•	working capital;
•	capital expenditures;
•	research and development expenditures; and
•	investments.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.  Pending any specific application, we may initially invest funds in short-term marketable securities. [Missing Graphic Reference]

U.S. FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of Common Stock issued pursuant to this offering. This discussion is limited to non-U.S. holders (as defined below) who acquire and hold such  Common Stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

As used in this discussion, the term “non-U.S. holder” means a beneficial owner of Common Stock (other than a partnership or any other entity treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not:

•	an individual who is a citizen of the United States;

•
an individual who is a resident of the United States, which refers generally to a non-U.S. individual who (1) is a lawful permanent resident of the United States, (2) is present in the United States for or in excess of certain periods of time, or (3) makes a valid election to be treated as a U.S. person;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (1) that is subject to the primary supervision of a court within the United States and whose substantial decisions are subject to the control of one or more U.S. persons or (2) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion is based on provisions of the Code, existing and proposed U.S. Treasury regulations issued under the Code, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect as of the date hereof. These authorities are subject to change, possibly with retroactive effect, or to different interpretations. No ruling has been or is expected to be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of Common Stock or that any such contrary position would not be sustained by a court.

This discussion does not address all aspects of U.S. federal income and estate taxes. Among other matters, this discussion does not consider:

•	foreign, state, local or other tax considerations that may be relevant to non-U.S. holders of Common Stock in light of their particular circumstances; or

•
U.S. federal income and estate tax consequences that may be applicable to certain types of holders of Common Stock who are subject to special tax treatment under U.S. federal tax laws, including, without limitation, partnerships or other pass-through entities, banks and insurance companies, dealers in securities, holders of securities held as part of a “straddle,” “hedge,” “conversion transaction” or other risk-reduction transaction, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies, tax-exempt organizations, retirement plans, former U.S. citizens or residents, holders subject to the alternative minimum tax and persons who hold or receive Common Stock as compensation.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner in such partnership generally will depend upon the tax status of the partner and the activities of the partnership. A beneficial owner of Common Stock who is a partner in a partnership that holds Common Stock should consult with such beneficial owner’s tax adviser.

Prospective investors should seek advice from their independent tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of an investment in our Common Stock based on their particular circumstances.

Dividends

Any distributions on Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent these distributions exceed our current or accumulated earnings and profits, such excess amount first will be treated as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in the Common Stock, which will reduce the non-U.S. holder’s adjusted tax basis in the Common Stock (but not below zero), and any remainder will be treated as capital gain from the sale or other disposition of the Common Stock.

Dividends paid to a non-U.S. holder of Common Stock that are not effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or any lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty withholding rate, a non-U.S. holder must complete IRS Form W-8BEN (or a substitute form), certify under penalties of perjury that such holder is eligible for benefits under the applicable income tax treaty and provide other additional information as required. The non-U.S. holder must provide this certification prior to the payment of dividends and periodically must update the information on such forms. A non-U.S. holder that does not timely provide the required certification, but which qualifies for a reduced treaty rate, may obtain a refund of any excess amount withheld by timely filing an appropriate claim for refund with the IRS. Special certification and other requirements apply to some non-U.S. holders that are pass-through entities rather than corporations or individuals. In addition, U.S. Treasury regulations provide special procedures for payments of dividends through specified intermediaries.

If a non-U.S. holder satisfies specified certification and disclosure requirements, the following dividends are not subject to U.S. federal withholding tax:

•	dividends that are effectively connected with the conduct of a trade or business by such non-U.S. holder within the United States; and

•
if an income tax treaty applies, dividends that are attributable to a permanent establishment, or, in the case of an individual, a fixed base, in the United States, as provided in the applicable income tax treaty.

The non-U.S. holder would be required to provide SORL with a properly executed IRS Form W-8ECI, for effectively connected income, or IRS Form W-8BEN, for income tax treaty benefits, or such successor form as the IRS designates. In such cases, dividends generally are subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to a “branch profits tax” at a rate of 30% (or any lower rate that may be specified by an applicable income tax treaty) on dividends received by the foreign corporation that are effectively connected with its conduct of a trade or business in the United States.

Gain on Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon a sale or other disposition of Common Stock unless one of the following applies:

•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States, in which case the non-U.S. holder will be subject to U.S. federal income tax on the gain on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States, unless an applicable income tax treaty provides otherwise, and a non-U.S. holder that is a foreign corporation also may be subject to the branch profits tax referred to above; or

•
the non-U.S. holder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and meets certain other conditions, in which case such non-U.S. holder will be subject to U.S. federal income tax on the gain at a flat rate of 30% (unless an applicable income tax treaty provides otherwise), which may be offset by certain U.S.-source capital losses, even though the individual is not considered to be a resident of the United States.

Information Reporting and Backup Withholding Tax

Under U.S. Treasury regulations, we must report annually to the IRS and to each non-U.S. holder the gross amount of dividends paid to such holder and the amount of tax withheld, if any, with respect to such dividends. These information reporting requirements apply regardless of whether no withholding was required because the dividends were effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States or withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting such dividends and the amount of tax withheld, if any, also may be required under an applicable income tax treaty to be made available to the tax authorities in the country in which a non-U.S. holder resides or is established.

A non-U.S. holder of Common Stock may be subject to backup withholding, currently at a rate of 28%, on payments of dividends if the non-U.S. holder fails to certify under penalties of perjury and in accordance with applicable U.S. Treasury regulations that such holder is a non-U.S. holder, or the payor has actual knowledge or reason to know that such holder is a U.S. person as defined under the Code.

The payment of proceeds on the sale or other disposition of Common Stock by or through a U.S. office of any U.S. or non-U.S. broker is subject to both information reporting and backup withholding unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption. In general, information reporting and backup withholding will not apply to a payment of proceeds on the sale or other disposition of Common Stock by or through a non-U.S. office of any U.S. or non-U.S. broker. If, however, the broker is, for U.S. federal income tax purposes:

•	a U.S. person as defined under the Code,

•	a controlled foreign corporation as defined under the Code,

•	a foreign broker that derives 50% or more of its gross income for specified periods from the conduct of a trade or business in the United States, or

•	a foreign partnership with particular U.S. connections,

such payments will be subject to information reporting, but not backup withholding, unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and other specified conditions are met, or the beneficial owner otherwise establishes an exemption. In addition, backup withholding may apply in such cases unless specified certification requirements are satisfied or an exemption is otherwise established, and the broker has no actual knowledge or reason to know that the holder is a U.S. person as defined under the Code.

Any amounts withheld under the backup withholding rules do not constitute a separate U.S. federal income tax. Rather, any such withheld amounts may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Obama Administration Legislative Proposals

The Obama Administration recently has proposed legislation that would limit the ability of non-U.S. holders to claim relief from U.S. federal withholding tax in respect of dividends paid on the Common Stock, if such holders hold the Common Stock through a non-U.S. intermediary that is not a “qualified intermediary.”  The Obama Administration’s proposals also would limit the ability of certain non-U.S. entities to claim relief from U.S. federal withholding tax in respect of dividends paid to such non-U.S. entities unless those entities have provided documentation of their beneficial owners to the withholding agent.  In addition, other proposals would impose a 20% withholding tax on the gross proceeds of the sale of Common Stock effected through a non-U.S. intermediary that is not a qualified intermediary and that is not located in a jurisdiction with which the United States has a comprehensive income tax treaty having a satisfactory exchange of information provision.  It is unclear whether, or in what form, these proposals may be enacted.  Non-U.S. holders are encouraged to consult with their tax advisers regarding the possible implications of the Obama Administration’s proposals on their investment in respect of the Common Stock.

The foregoing discussion of U.S. federal tax consequences to non-U.S. holders does not constitute tax advice. Accordingly, each prospective non-U.S. holder of Common Stock should consult with such holder’s independent tax adviser with respect to the U.S. federal, state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of Common Stock.

PLAN OF DISTRIBUTION

We entered into an engagement agreement, dated January 26, 2010, with Rodman & Renshaw, LLC. Subject to the terms and conditions set forth in the engagement agreement, Rodman & Renshaw, LLC agreed to act as placement agent in connection with this offering.  The placement agent is purchasing 333,333 shares for its own account, but is not purchasing or selling any other securities offered by this prospectus supplement and the accompanying prospectus, and is not required to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent agreed in the engagement agreement to use its reasonable best efforts to arrange for the sale of all of the securities being offered in this offering. We will enter into securities purchase agreements directly with the investors who purchase securities in this offering.

We currently anticipate that the closing of this offering will take place on or about February 8, 2010. On the closing date:

•	we will receive funds in the amount of the aggregate purchase price of the Common Stock sold;

•	we will irrevocably instruct the transfer agent to deliver the Common Stock to the investors; and

•	the placement agent will receive the placement agent fees in accordance with the terms of the engagement agreement.

We have agreed to pay the placement agent an aggregate fee equal to $650,000, assuming all shares offered are sold (not including the overallotment option granted to the placement agent).

The estimated offering expenses payable by us, in addition to the aggregate fees of approximately $650,000 due to the placement agent, are approximately $50,000, which include legal, accounting and printing costs, and various other fees associated with registering the securities and listing the Common Stock. After deducting the fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $9,300,000 if the maximum number of shares are sold.

The following table shows the per share and total commissions we will pay to the placement agent in connection with the sale of Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the Common Stock offered hereby:

Per Share	$0.65
Total	$650,000

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. We have also granted the placement agent the option, exercisable within 30 days after the date of this prospectus supplement, to place up to an additional 150,000 shares at the offering price of $10.00.

The shares of common stock owned by Rodman & Renshaw, LLC, may be offered and sold by Rodman from time to time as market conditions permit, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.  These shares may be sold pursuant to this prospectus by one or more of the following methods, without limitation:

-	a block trade;
-	ordinary brokerage transactions and transactions in which Rodman & Renshaw, LLC solicits purchasers; and
-	negotiated transactions between Rodman & Renshaw, LLC and purchasers.

When making sales of its shares, Rodman & Renshaw, LLC may arrange for other brokers or dealers to participate.  These brokers or dealers may receive commissions or discounts from Rodman & Renshaw, LLC in amounts to be negotiated.  Each such broker-dealer or agent may be deemed an underwriter within the meaning of Section 2(a)(11) of the Securities Act.  If the securities are sold through broker-dealers, Rodman & Renshaw, LLC will be responsible for applicable discounts or commissions. Rodman & Renshaw, LLC also will pay other expenses associated with the sale of our securities it acquires pursuant to the securities purchase agreement.  There is no current arrangement between Rodman & Renshaw, LLC and any other broker or dealer or any other person with respect to the resale by Rodman & Renshaw, LLC of any of the securities described herein.

Rodman & Renshaw, LLC may be deemed an “underwriter” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of our securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

As underwriters, Rodman & Renshaw, LLC and any broker-dealer or agent acting on its behalf would be subject to liability under the federal securities laws and would be required to comply with the requirements of the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and, to the extent applicable, Regulation M under the Exchange Act. These rules and regulations may limit the timing of sales of our securities by Rodman & Renshaw, LLC or any broker-dealer or agent. Under these rules and regulations, Rodman & Renshaw, LLC and any broker-dealer or agent acting on its behalf:

•	may not engage in any stabilization activity in connection with our securities;

•	must furnish each broker which offers securities covered by this prospectus with the number of copies of this prospectus and any prospectus supplement that are required by each broker; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Prior to the offering by the Company to Rodman & Renshaw, LLC described herein, Rodman & Renshaw, LLC beneficially owned no shares of the common stock of the Company.
We have agreed to indemnify the placement agent and certain other persons against certain liabilities relating to or arising out of the placement agent’s activities under the engagement agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The engagement agreement and the forms of securities purchase agreements we enter into with the investors in this offering will be included as exhibits to our Current Report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

The Per Share Purchase Price was determined based on negotiations with the investors and discussions with the placement agent.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the Common Stock. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Code prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under federal, state or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the Common Stock should consult with its legal counsel.

We, directly or through our affiliates, may be considered a “party in interest” or a “disqualified person” as to a large number of plans. A purchase of Common Stock by any such plan would be likely to result in a prohibited transaction between the plan and us. Accordingly, Common Stock may not be purchased, held or disposed of by any such plan or any other person investing “plan assets” of any such plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless a Prohibited Transaction Class Exemptions (“PTCE”) issued by the U.S. Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition.

Any purchaser of the Common Stock or any interest therein will be deemed to have represented and warranted on each day including the date of its purchase of the Common Stock through and including the date of disposition of such Common Stock that either:

•	no portion of the assets used by such purchaser to acquire and hold the Common Stock constitutes assets of any employee benefits plan or similar arrangement; or

•
the purchase and holding of the Common Stock by such purchaser will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable similar laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the Common Stock with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of Common Stock and the availability of exemptive relief under the class exemptions listed above.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by EFP Rotenberg, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

The validity of the securities offered will be passed upon for us by Morris, Manning & Martin, LLP, Atlanta, Georgia.  As of January 20, 2010, Morris, Manning & Martin, LLP attorneys, together with members of their immediate families, did not own any shares of our Common Stock. Certain legal matters will be passed upon by Weinstein Smith LLP for Rodman & Renshaw, LLC.

SORL Auto Parts, Inc.

$10,000,000

Common Stock

PROSPECTUS SUPPLEMENT

February 3, 2010

You should rely only on the information contained in this prospectus supplement and the prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus supplement and the prospectus. This prospectus supplement and the prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement and the prospectus is correct only as of their prospective dates, regardless of the time of the delivery of this prospectus supplement and the prospectus or the sale of these securities.

PROSPECTUS

SORL Auto Parts, Inc.

$80,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer, issue and sell from time to time our common stock, preferred stock, debt securities, warrants or units up to $80,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. We may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale. This prospectus provides a general description of offerings of these securities that we may undertake.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference,” before you make your investment decision.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our common stock is listed on the NASDAQ Global Market under the symbol “SORL”. On January 8, 2010, the last reported per share sale price of our common stock was $10.31.

Our common stock is listed on the NASDAQ Global Market under the symbol “SORL.” On January 8, 2010, the closing sale price of our common stock was $10.31 per share. As of January 8, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $71,608,291, based on 18,304,921 shares of outstanding common stock, of which 6,945,518 shares were held by non-affiliates, and a per share price of $10.31 based on the closing sale price of our common stock on that date. We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.6. of Form S-3.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers.  The prospectus supplement for each offering of securities will describe the plan of distribution for that offering.  For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

See the “Risk Factors” section of our filings with the SEC and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 14, 2010.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

USE OF TERMS	1

SORL AUTO PARTS, INC.	1

RISK FACTORS	2

CORPORATE INFORMATION	2

FORWARD-LOOKING STATEMENTS	2

USE OF PROCEEDS	3

RATIOS OF EARNINGS TO FIXED CHARGES	3

DESCRIPTION OF CAPITAL STOCK	3

DESCRIPTION OF WARRANTS	7

DESCRIPTION OF DEBT SECURITIES	8

DESCRIPTION OF UNITS	18

PLAN OF DISTRIBUTION	18

LEGAL MATTERS	20

EXPERTS	20

WHERE YOU CAN FIND ADDITIONAL INFORMATION	20

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	20

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $80,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

USE OF TERMS

Except as otherwise indicated by the context, all references in this prospectus to (i) “SORL,” “we,” “us,” “our,” “our Company,” or “the Company” are to SORL Auto Parts, Inc., a Delaware corporation, and its consolidated subsidiaries; (ii) “Securities Act” are to the Securities Act of 1933, as amended; (iii) “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (iv) “China” and “PRC” are to the People’s Republic of China.

SORL AUTO PARTS, INC.

We develop, manufacture and distribute automotive air brake systems to automotive original equipment manufacturers, or OEMs, and the related aftermarket both in China and internationally. Installed on the chassis, air brake systems include a collection of various air brake components using compressed air and functioning as the execution device for service braking and parking braking. The Company’s products are principally used in commercial vehicles weighing over three tons, such as trucks and buses. Air brake systems are critical components that ensure driving safety.

We are located in Ruian City, Zhejiang Province, PRC.  Our main products include spring brake chambers, clutch servos, air dryers, and main valves and manual valves, all of which are widely used in the brake systems for various types of commercial vehicles.  Reliable functioning of those valves is critical to safety both when driving and parking.

Our principal Chinese OEM customers include FAW Group Corporation, Dongfeng Axle Co., Ltd. and Beiqi Foton Motor Company.  In the aftermarket, we have a sales network of 28 authorized distributors covering seven regions in China.  We are seeking to export more of our products to the international market and presently provide products to customers in the United Arab Emirates, Australia and the United States.  Recently, we began selling products in India and, in the fourth quarter of 2009, we established a joint venture in Hong Kong for the purpose of enhancing our international marketing efforts.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement.  Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

CORPORATE INFORMATION

     Our principal executive offices are located at No. 1169 Yumeng Road, Ruian Economic Development District, Ruian City, Zhejiang Province, People’s Republic of China, and our telephone number is 86-577-65817720. Our web site address is www.sorl.cn. Information on our web site is not part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	acquisitions;
•	working capital;
•	capital expenditures;
•	research and development expenditures; and
•	investments.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.  Pending any specific application, we may initially invest funds in short-term marketable securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of consolidated earnings to fixed charges for the periods indicated:

	Nine-Months Ended September 30,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges:	773.7	85.1	85.6	13.4	11.7	19.7

DESCRIPTION OF CAPITAL STOCK

Our Certificate of Incorporation authorizes us to issue 50,000,000 shares of common stock, $.002 par value per share, and 1,000,000 shares of preferred stock, no par value per share. As of January 8, 2010, there were 18,304,921 shares of common stock, and no shares of preferred stock, outstanding.

The following description of our capital stock, and any description of our capital stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, Delaware law and the actual terms and provisions contained in our Certificate of Incorporation and bylaws, each as amended from time to time.

Common Stock . All outstanding common stock is, and any stock issued under this prospectus will be, fully paid and non-assessable. Subject to the rights of the holders of outstanding preferred stock, if any, holders of common stock:

•	are entitled to any dividends or other distributions when and if declared by our board of directors out of funds legally available for such purpose;

•	will share ratably in our net assets in the event of a dissolution, winding-up or liquidation of our company; and

•
are entitled to one vote per share of record on all matters to be voted upon by shareholders and to vote together as a single class for the election of directors and in respect of other corporate matters..

The common stock has no conversion or redemption rights or features. Holders of common stock have no preemptive rights to purchase or subscribe for any stock or other securities of ours, or call rights related to those shares.

Preferred Stock .  Our board of directors is authorized, without action by the shareholders, to issue preferred stock from time to time with dividend, liquidation, conversion, voting, and other rights and restrictions as it may determine.  Shares of preferred stock may be issued in one or more classes or series within a class as may be determined by our board of directors, who may also establish the number of shares to be included in each class or series. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both.

Unless provided in a supplement to this prospectus, the shares of our preferred stock to be issued will have no preemptive rights. If preferred stock is offered by us, the prospectus supplement will describe the terms of the preferred stock, including the following if applicable to the particular offering:

•	number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	the title and stated value of the preferred stock;

•	dividend rights, including dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	the date from which distributions on the preferred stock shall accumulate, if applicable;

•	right to convert the preferred stock into a different type of security;

•	voting rights attributable to the preferred stock;

•	rights and preferences upon our liquidation or winding up of our affairs;

•	terms of redemption;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the preferred stock;

•
the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of shareholders. Our board of directors, without shareholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences which may adversely affect the holders of common stock.

Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

     Antitakeover Provision in Certificate of Incorporation. Our Certificate of Incorporation requires an 80% stockholder vote to approve a merger, consolidation, or dale or exchange of all or substantially all of our assets or business to or with a holder of 5% or more of our shares of voting stock, or with an affiliate of such a holder.  The provision does not apply to transactions with certain stockholders, including a transaction that is approved by our board of directors prior to the stockholder’s acquisition of 5% of or more of our voting stock, a transaction with any stockholder that owns 50% or more of our voting stock, or a transaction with a stockholder who was the beneficial owner of 5% or more of our outstanding common stock prior to July 1, 1986 as reported to the Securities and Exchange Commission.  This could prevent transactions that otherwise are in the best interests of our company and our stock holders and reduce the value of our shares.

     Special Meetings. Our Bylaws do not permit special meetings of stockholders to be called by stockholders.

     Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. The ability to issue preferred stock may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

     Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•
Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

•
Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

•
On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that Section 203 may also discourage attempted acquisitions that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitation of Director Liability

The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of the directors’ fiduciary duty of care. Although the law does not change the directors’ duty of care, it enables corporations to limit available relief in most cases to equitable remedies such as an injunction. Our certificate of incorporation limits the liability of directors to us or our stockholders to the fullest extent permitted by applicable law. Specifically, our directors will not be personally liable to us or our stockholders for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Indemnification

To the maximum extent permitted by law, our bylaws and our Certificate of Incorporation provide for mandatory indemnification of directors and officers and permit indemnification of our employees and agents against all expense, liability and loss to which they may become subject or which they may incur as a result of being or having been our director, officer, employee or agent. In addition, subject to the standards and conditions of the Delaware General Corporation Law, we must advance or reimburse directors and officers, and may advance or reimburse employees and agents, for expenses incurred by them as a result of indemnifiable claims.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York  10004.

Listing

Our common stock is listed on the Nasdaq Global Market.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Form 8-K to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

•	the offering price or prices;

•	the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

•	the date on and after which such warrants and the related securities, if any, will be transferable separately;

•
the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	any material risk factors, if any, relating to such warrants;

•	the identity of any warrant agent; and

•	any other terms of such warrants (which shall not be inconsistent with the provisions of the warrant agreement).

Each warrant will entitle the holder to purchase a principal amount of common stock, preferred stock and/or debt securities at an exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants.  Warrants may be exercised at the times set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the Company or its warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock, shares of preferred stock, or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed, duly executed and properly delivered as indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock, shares of preferred stock, or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below.  The statement we make in this section may not apply to your debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title and authorized denominations of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•
the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, under which any debt securities will rank junior to any of our other debt;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•
if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	the provisions, if any, relating to any collateral provided for the debt securities;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	the nature and terms of any security for any secured debt securities; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement , including, for example, shares of our equity securities.  The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

Under the covenants contained in the Indenture, which are in addition to the provisions of our Certificate of Incorporation, we cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments when due;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization relating to us; or

•	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

•
ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•
upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

•
ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•
we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

•
we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

•
in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add any additional events of default;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•
add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	establish the forms or terms of debt securities of any series;

•	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

•
evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

•
make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

•	change the currency in which the principal, premium or interest, if any, is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

•	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

•	would not conflict with any rule of law or with the relevant indenture;

•	would not be unduly prejudicial to the rights of another holder of the debt securities;

•	and would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

We may also sell and distribute the securities offered by this prospectus from time to time in one or more transactions, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.  We may sell our securities through a rights offering, forward contracts or similar arrangements.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.  The maximum commission or discount to be received by any FINRA member firm or independent broker/dealer will not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the Nasdaq Global Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Market, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.  As of the date of this Prospectus, we had no such arrangements with any such underwriter, dealer or agent within the previous 180 days.

LEGAL MATTERS

The validity of the securities offered will be passed upon for us by Morris, Manning & Martin, LLP, Atlanta, Georgia.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by EFP Rotenberg, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and will modify and supersede the information included in this prospectus to the extent that the information included as incorporated by reference modifies or supersedes the existing information. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed March 30, 2009;
•	Our amendment to our Annual Report, on Form 10-K/A, for the fiscal year ended December 31, 2008, filed April 1, 2009;
•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed on May 13, 2009;
•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed on August 13, 2009;
•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed on November 13, 2009;
•	Our definitive proxy statement related to our 2009 annual meeting of stockholders held on June 10, 2009, filed April 20, 2009;
•
The description of our common stock contained in our registration statement on Form 8-A, filed on April 30, 1984, and any amendment or report filed for the purpose of updating that description.  An updated description of our capital stock is included in this prospectus under “Description of Common Stock” and “Description of Preferred Stock.”

•	Our Current Reports on Form 8-K dated June 23, 2009 and October 16, 2009, and the amendment to our October 16, 2009 8-K filed on October 30, 2009.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus and any or all of the information that has been incorporated by reference in this prospectus at no cost by writing or calling us at our mailing address and telephone number: Mr. Zili Chen, SORL Auto Parts, No. 1169 Yumeng Road, Ruian Economic Development District, Ruian City, Zhejiang Province, People’s Republic of China, telephone number 86-577-65817720. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

You may read and copy all materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, all reports and documents that we have filed with the SEC can be obtained from the SEC’s Internet Site at http://www.sec.gov, or by visiting our website at www.sorl.cn .

SORL Auto Parts, Inc.

$80,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS

January 14, 2010

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.